SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CHINA DIGITAL VENTURES CORPORATION
(Exact name of registrant as specified in its charter)

State of Nevada
(Jurisdiction of incorporation or organization)

N/A
(IRS Employer Identification No.)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered
Name of each exchange on which
each class is to be registered

CHINA DIGITAL VENTURES CORPORATION
Unit 603/F Malaysia Bld
50 Gloucester Rd
Wanchai, Hona
(Address of Principal Executive Offices)

1 202 536-5191
(Registrant's Telephone Number, Including Area Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-146727
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
A description of the China Digital Ventures Corporation Shares to be registered hereunder is contained in the section entitled “Description of the Shares” in the Registrant’s SB-2A Prospectus (Securities Act file number 333-146727) filed with the Securities and Exchange Commission on December 13th, 2007, which is incorporated herein by reference.

Item 2. Exhibits
Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed with this registration statement on Form 8-A, because no other securities of the Registrant are registered on the Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 24th, 2010

China Digital Ventures Corporation
(Registrant)

By David E. Price, Dir.

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